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                                                                   EXHIBIT 10.15

                                 EQUIPMENT LEASE

      THIS LEASE executed as of January 1, 2005, between A-Y-K-E Partnership, a partnership (hereafter referred to as "LESSOR"), and Affholder, Inc., a Missouri corporation (hereinafter referred to as "LESSEE").

      1. LESSOR leases to LESSEE, and LESSEE leases from LESSOR, one (1) 125 Ton American Crane, Model 7530.

      2. The term of this Lease shall begin January 1, 2005 and shall end December 31, 2005.

      3. The leased property shall be used solely for the installation of Ashley River Sewer Tunnel, Phase II, Charleston, SC.

      4. LESSOR will be paid $8,500.00 per month (single shift) as rental for the above listed cranes. Rent is payable on the last day of each month, in arrears, and pro-rated for partial months. Second shift rental will be charged @ 50% of the single shift rate.

      5. LESSEE may not make alterations, additions or improvements to the leased property, without prior written notification to and approval by LESSOR. All such additions to and improvements shall immediately become the property of the LESSOR and subject to the terms of this Lease.

      6. LESSEE, at its own cost and expense, shall keep the leased property in good repair, condition and working order, and shall not subject the leased property to careless or needlessly rough usage.

      7. LESSOR shall at all times during business hours have the right to enter upon the premises where the leased property may be located for the purpose of inspecting it or observing its use.

      8. The leased property shall be delivered to LESSEE at Charleston, SC, on or before January 1, 2005, and shall be returned to LESSOR at St. Louis, MO at the termination of this Lease. All transportation charges, including duties, from the delivery site to the job site and from the job site to the return site shall be the responsibility of LESSEE. LESSEE shall inspect the leased property before the commencement of the Lease. Unless LESSEE gives written notice to the LESSOR within five (5) days after first test use of the leased property specifying any defect in or other objection to the leased property, it shall be conclusively presumed, as between LESSOR and LESSEE, that LESSEE has fully inspected the leased property and found it to be in good condition and repair and in full conformance with any and all express or implied representations, promises, statements or warranties with respect to the merchantability, suitability, or fitness for purpose of the leased property. If LESSEE rejects the leased property for good cause, this Lease shall be null and void. All loading and unloading charges at the delivery and return site shall be the responsibility of the LESSEE.

      9. LESSEE, at its own expense, shall keep the leased property insured for casualty risks required by LESSOR (no underground exclusion) in the amount of $400,000.00, with carriers acceptable to LESSOR and a loss payable endorsement in favor of LESSOR, and LESSEE shall further maintain liability

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insurance in the amount of $1,000,000.00 naming LESSOR as an additional insured, and all policies shall provide that they may not be cancelled or altered without at least ten (10) days' prior written notice to LESSOR. LESSOR shall maintain insurance coverage of the leased equipment until it is received by LESSEE at point of delivery.

      10. LESSEE shall pay all taxes and fees connected with this Lease or the LESSEE's use of the leased property, including any use, personal property, or sales taxes resulting therefrom.

      11. LESSEE shall indemnify LESSOR against all claims, actions, proceedings, costs, damages and liabilities, including attorney's fees, arising out of, connected with this Lease, or resulting from the use of the leased property.

      12. This Lease shall be governed by and construed under the laws of the State of Missouri.

      13. Without the prior written consent of the LESSOR, LESSEE shall not assign, transfer, pledge or hypothecate this Lease, the leased property, or any part thereof, or any interest therein, nor sublet or lend the property or any part thereof, nor permit the leased property or any part thereof to be used by anyone other than the LESSEE or LESSEE's employees.

      14. This instrument shall be binding upon and inure to the benefit of the respective parties and their legal representatives, successors and assigns.

      IN WITNESS WHEREOF, this instrument was executed by the parties as of the date above written.

AFFHOLDER, INC.                                A-Y-K-E PARTNERSHIP

BY /s/ Thomas S. Rooney, Jr.                   BY /s/ Robert W. Affholder
   ----------------------------                   -----------------------------
   Thomas S. Rooney, Jr.,                         Robert W. Affholder,
   President and Chief Executive Officer          Partner
   "LESSEE"                                       "LESSOR"